May 8, 1998


Board of Directors                      Board of Directors
First Federal Bank of the               First Federal Savings Bank
  Southwest, Inc.                         of New Mexico
300 North Pennsylvania Avenue           300 North Pennsylvania Avenue
Roswell, New Mexico 88201               Roswell, New Mexico 88201

     Re: Registration Statement Under the Securities Act of 1933

Gentlemen:

     This opinion is rendered in connection with the Registration Statement to be filed on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933 relating to the shares of Common Stock of First Federal Bank of the Southwest, Inc. (the "Company"), par value $.01 per share, proposed to be issued to holders of the common stock of First Federal Savings Bank of New Mexico as described in the Registration Statement. As counsel, we have reviewed the corporate proceedings relating to the Agreement and Plan of Merger contained in the Registration Statement and such other legal matters as we have deemed appropriate for the purpose of this opinion. We are rendering this opinion as of the time the Registration Statement referred to above becomes effective.

     We have examined originals, or copies identified to our satisfaction, of such corporate records of the Company and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by the Company. We have relied upon certificates and other written documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents.

Board of Directors
First Federal Bank of the Southwest, Inc.
First Federal Savings Bank of New Mexico
May 8, 1998
Page 2


     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the Registration Statement will, when issued in accordance with the terms of the Agreement and Plan of Merger, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.


                                        Very truly yours,

                                        /s/ Silver, Freedman & Taff, L.L.P.

                                        SILVER, FREEDMAN & TAFF, L.L.P.